CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the captions "Condensed Financial Information" and "Transfer and Dividend Disbursing Agent,
Custodian, Counsel and Independent Auditors" and to the use of our report dated March 4, 1998, which is incorporated by reference, in this Registration Statement (Form N-1A 33-38741) of Dreyfus Massachusetts Municipal Money Market Fund.




                                          ERNST & YOUNG LLP

New York, New York
May 26, 1998